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                                                                 Exhibit 10.10


                              EMPLOYMENT AGREEMENT


         This EMPLOYMENT AGREEMENT (this "Agreement") is entered into this ___ day of December 2000, by and between ORION HEALTHCARE TECHNOLOGY, INC., an Iowa corporation ("Employer"), and Dr. Candice Stewart-Sabin, an individual ("Employee").

         WHEREAS, Employer and Employee wish to enter into an employment agreement governing the terms and conditions of Employee's employment with Employer;

         NOW, THEREFORE, for the reasons recited above, and in consideration of the mutual covenants contained in this Agreement, the parties agree as follows:

         1. DUTIES OF EMPLOYEE. Employer employs Employee as a principal investigator in connection with all research activities (the "Research Activities") conducted with the proceeds of or in connection certain federal or state grants, including, without limitation, a grant (the "NIH Grant") in the amount of $75,000 from the National Institute of Health. Employee's duties as principal investigator shall include, but not be limited to, (i) coordinating, overseeing and managing all Research Activities, (ii) analyzing all data resulting from the Research Activities, (iii) creating a report setting forth, supporting and explaining the methods, conclusions and results of the Research Activities and (iv) on or before August 15, 2001 and to Orion's satisfaction, compiling and completing on behalf of Orion an application (the "Phase II Application") to the NIH for a second phase of grant monies from the NIH Grant program, and to perform any and all other related duties assigned to Employee by the President and/or CEO of Employer. During the term of this Agreement, Employee shall devote as much of her time, ability and attention to the business of Employer, on a regular, "best efforts" and professional basis as necessary to carry out such duties in a professional manner, and at all times such efforts shall be under the direction of the President and/or CEO of Employer.

                  2.       NONDISCLOSURE OF CONFIDENTIAL INFORMATION:

                  a. Stewart-Sabin understands and agrees that she shall not disclose to any third party any information about the business of Orion or the Research Activities, without the express written permission of Orion. Further, Stewart-Sabin shall retain in confidence and not disclose to any third party all information (whether in tangible form or stored electronically or in magnetic media) designated by Orion as "Confidential" or "Proprietary", except where Stewart-Sabin can establish that:

                           i. such information was known to her prior to its disclosure by Orion; or

                           ii. such  information  was known to the public  prior
                  to its disclosure to her, or has become known to the public through no fault of Stewart-Sabin; or

                           iii. such  information  was  subsequently  disclosed
                  to Stewart-Sabin by a third party having a lawful right to make such disclosure without limitation on disclosure;


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                  or

                           iv. such  information  was required to be disclosed
                  pursuant to any law or regulation, or by any court, agency or other tribunal of competent jurisdiction.

                  In accordance with the provisions of this paragraph, any information or data disclosed to Stewart-Sabin regarding or relating to Orion's business plans, services, products, sales, customer information, and marketing strategies, shall be deemed "Confidential" whether or not marked as such.

                  b. No copies of any written materials (including but not limited to electronic mail), computer programs (partial or complete) or computer diskettes may be made or retained by Stewart-Sabin unless written permission is provided by Orion.

                  c. Stewart-Sabin acknowledges the information disclosed herein, or to be disclosed by Orion to Stewart-Sabin, is proprietary and/or trade secrets and in the event of any breach, Orion shall be entitled to injunctive relief as a cumulative and not necessarily successive or exclusive remedy to a claim for monetary damages.

         Any breach of this paragraph shall constitute a ground for termination for cause and such other relief as may be afforded by applicable law.

         3. TERM OF EMPLOYMENT: The employment of Employee shall commence on the date of this Agreement and continue until the completion of the Research Activities.

         4. COMPENSATION: As compensation for the services rendered by Employee under this Agreement, Employee, shall be paid a yearly salary of $25,000 to be paid in equal semi-monthly installments, in arrears, less applicable statutory deductions. Employee is not entitled to receive any other benefits in connection with this Agreement.

         5. TERMINATION OF EMPLOYMENT: Employer may terminate Employee's employment at any time:

                  a. with cause, in which case Employee is not entitled to any advance notice of termination or compensation in lieu of notice. "With cause" includes, but is not limited to, any willful breach or habitual neglect of the duties which she is required to perform as part of his or her employment, any breach or violation of the policies and guidelines of Employer, as more particularly set forth in the Employee Policies Manual, and any such activity which would constitute just cause under common law. "With cause" shall also include, but shall not be limited to, the failure of Employee to comply, or to cause all Research Activities to comply, with the terms of the Grant Award, as issued by the NIH September 30, 2000 for the NIH Grant.

                  b. without cause, in which case Employer shall provide Employee with advance notice of termination OR compensation in lieu of notice equal to one (1) month.

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         Employee may terminate his or her employment at any time by providing
Employer with at least thirty (30) days advance notice of his or her intention to resign.

         6. OWNERSHIP OF EMPLOYER'S PRODUCTS AND SERVICES: Title to the Employer's products and services and all patents, copyrights, trademarks, design rights, trade secrets, moral rights and other proprietary rights in or related to such products and services are and will remain the exclusive property of Employer, whether or not specifically recognized or perfected under the laws of the country where the products and services are used. Employee will not take any action that jeopardizes such proprietary rights, nor will it acquire any right in Employer's products and services without the express written consent of Employer, nor will Employee perform any reverse engineering of the products and services. All products or services created or produced during Employee's employment with Employer shall be considered the property of Employer.

         All information furnished to Employee pursuant to his or her employment with Employer (i) shall be used only in connection with his or her employment with Employer; (ii) shall not be reproduced or copied, in whole or in part, except as necessary for use in his or her employment with Employer; and (iii) shall, together with any copies, be returned or destroyed when no longer needed or authorized for use or upon termination of his or her employment with Employer.

         7. NOTICES: Any notice required or permitted hereunder shall be in writing and addressed to the other party at the last known address of the party. Any notice sent shall be deemed to be received and valid upon (i) actual receipt, if hand delivered, (ii) three business days from date on which such notice was sent, if sent by certified or first class mail, postage prepaid, or
(iii) upon the next business day if such notice was sent by facsimile or overnight mail.

         8. SEVERABILITY: If any portion of this Agreement is found to be invalid or unenforceable, the parties agree that such provisions shall be enforced to the greatest extent permitted by law and the remaining portions shall remain in effect.

         9. ENTIRE AGREEMENT: Except with respect to the policies and guidelines set forth in the Employee Policy Manual, his Agreement supersedes any and all other agreements between the parties with respect to employment of Employee by Employer. The policies and guidelines set forth in the Employee Policy Manual shall be considered as a supplement to this Agreement; provided, however, that this Agreement shall control with respect to any matter or issue provided for in this Agreement.

         10.      MODIFICATION:   This  Agreement  may  be  supplemented  or
modified; however, any supplement, modification or waiver of any provision of this Agreement must be in writing and signed by authorized representatives of both parties.

         11. LAW GOVERNING AGREEMENT: This Agreement and all matters arising out of or relating to this Agreement shall be governed by the laws of the State of Nebraska. The parties agree that any legal action or proceeding relating to this Agreement shall be instituted in the state or federal courts in Omaha, Nebraska.

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         12.      SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon, inure to the benefit of, and be enforceable by the parties hereto and their respective personal or legal representatives, executors, administrators, heirs, distributes, devisees, legatees, successors, and assigns. Employee shall not, however, assign this Agreement or the rights and duties hereunder.

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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of this ___ day of December, 2000.

                                              EMPLOYER

                                              ORION HEALTHCARE TECHNOLOGY, INC.,
                                              an Iowa corporation

                                              By
                                                 -------------------------------

                                              Name
                                                   -----------------------------

                                              Title
                                                    ----------------------------


                                              EMPLOYEE


                                              ----------------------------------
                                              Name   Candice Stewart-Sabin

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